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                                                                     EXHIBIT 99


Contact:      Robert J. Medlock
              Executive Vice President and
                   Chief Financial Officer
              (713) 466-7788

               NCI BUILDING SYSTEMS COMPLETES PRIVATE PLACEMENT
               OF $125 MILLION SENOR SUBORDINATED NOTES DUE 2009

HOUSTON (April 30, 1999) -- NCI Building Systems, Inc. (NYSE: NCS) today announced that it has successfully issued $125 million aggregate principal amount of senior subordinated notes due 2009. The notes bear interest at 9.25% annually and were priced at par. NCI Building Systems intends to use the net proceeds from the offering to repay bank debt.

The offering was placed with qualified institutional buyers under Rule 144A of the Securities Act.

The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Under the terms of the placement, the Company will be obligated to commence an exchange offer pursuant to an effective registration statement or cause the resale of the notes to be registered under the Securities Act.

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the non-residential building industry. The Company operates 39 manufacturing and distribution facilities located in 17 states and Mexico.

SOME STATEMENTS CONTAINED IN THIS RELEASE ARE "FORWARD-LOOKING" STATEMENTS, AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL PERFORMANCE OF THE COMPANY MAY DIFFER FROM THAT PROJECTED IN SUCH STATEMENTS AS A RESULT OF FACTORS SUCH AS INDUSTRY CYCLICALITY AND SEASONALITY, ADVERSE WEATHER CONDITIONS, FLUCTUATIONS IN CUSTOMER DEMAND AND ORDER PATTERNS, RAW MATERIAL PRICING, COMPETITIVE ACTIVITY AND PRICING PRESSURE AND GENERAL ECONOMIC CONDITIONS AFFECTING THE CONSTRUCTION INDUSTRY. INVESTORS SHOULD REFER TO STATEMENTS REGULARLY FILED BY THE COMPANY IN ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, ITS QUARTERLY REPORTS TO THE SEC ON FORM 10-Q AND ITS CURRENT REPORTS TO THE SEC ON FORM 8-K AND OTHER FILINGS WITH THE SEC FOR A DISCUSSION OF FACTORS WHICH COULD AFFECT THE COMPANY'S OPERATIONS AND FORWARD-LOOKING STATEMENTS MADE IN THIS COMMUNICATION. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGES IN EXPECTATIONS.

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